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                                                                    EXHIBIT 99.1

                                     PROXY
                                     -----
                                  PV FINANCIAL

                  SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                        SPECIAL MEETING OF SHAREHOLDERS

                                October __, 1994



     The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of PV Financial and the accompanying Proxy Statement/Prospectus dated September __, 1994 (the "Proxy Statement"), and, revoking any Proxy heretofore given, hereby constitutes and appoints Robert J. Cardoza and Sarah Thompson, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of Common Stock of PV Financial, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of PV Financial, to be held at the McHenry Branch of Pacific Valley National Bank, 1524 McHenry Avenue, Modesto, California, on ___________, October __, 1994, at 5:00 p.m. local time, or at any adjournment or postponement thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all matters which may be properly presented for action at the Special Meeting or any adjournment or postponement thereof.

     To adopt and approve the Agreement and Plan of Reorganization dated as of July 25, 1994, as amended (the "Agreement"), by and among Westamerica Bancorporation ("Westamerica"), PV Financial and Pacific Valley National Bank, and an Agreement of Merger (the "Merger Agreement") between Westamerica and PV Financial (collectively, the "Agreements") and the transactions contemplated thereby, including but not limited to, the amendment of the PV Financial 1991 Director Stock Option Plan and the merger of PV Financial with and into Westamerica.


     [_]  FOR      [_]  AGAINST      [_]  ABSTAIN


THIS PROXY IS SOLICITED BY AND ON THE BEHALF OF THE BOARD OF DIRECTORS AND MAY
BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
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THE SHAREHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE
PROPOSALS SET FORTH.


                                    Shareholder(s):_____________________________


                            Signature___________________________________


                                    Signature___________________________________


                                    Date________________________________________

                                    Please date and sign exactly as your name(s) appear opposite. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.

                                    I/WE do [_] or I/WE do not [_] expect to attend the Special Meeting.

                                    WHETHER OR NOT YOU PLAN TO ATTEND THE
                                    SPECIAL MEETING, PLEASE SIGN AND RETURN THIS
                                    PROXY AS PROMPTLY AS POSSIBLE IN THE
                                    ENCLOSED ENVELOPE.